Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-168297) on Form S-3/A and in the Registration Statement (No. 333-163958) on Form S-8 of China Green Agriculture, Inc. of our report dated September 13, 2012 relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of China Green Agriculture, Inc. for the year ended June 30, 2012.

/s/ Kabani & Company, Inc.

Kabani & Company, Inc.

Los Angeles, California